As filed with the Securities and Exchange Commission on December 7, 2016
Registration No. 333-214394
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TIPTREE FINANCIAL INC.
(Exact name of Registrant as specified in its charter)

Maryland	38-3754322
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
780 Third Avenue, 21st Floor
New York, New York 10017
(212) 446-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil C. Rifkind, Esq.
Vice President, General Counsel and Secretary
Tiptree Financial Inc.
780 Third Avenue, 21st Floor
New York, New York 10017
(212) 446-1400
(212) 446-1409—Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael R. Littenberg, Esq.
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
(212) 596-9160
(212) 596-9090—Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, par value $0.001 per share	101,845 shares	$6.40	$651808	$76

(1)
Represents shares of the Registrant’s Class A common stock registered for resale by selling stockholders. All of the shares to be registered hereunder were outstanding prior to the filing of this Registration Statement. This registration statement also relates to an indeterminate number of shares of the Registrant’s Class A common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)
Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on NASDAQ on December 2, 2016 in accordance with Rule 457(c) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DA TED DECEMBER 7, 2016
TIPTREE FINANCIAL INC.
PROSPECTUS
101,845 shares
Class A Common Stock
par value $0.001 per share

This prospectus relates to the disposition from time to time by the selling stockholders of up to 101,845 shares, which we refer to as the “Shares”, of our Class A common stock held by them. We will not receive any of the proceeds from the sale of the Shares.
The selling stockholders may sell the Shares from time to time through any of the means described in the section of this prospectus entitled “Plan of Distribution.” We cannot assure you that the selling stockholders will sell all or any portion of the Shares offered under this prospectus. The prices at which the selling stockholders may sell the Shares will be determined by the prevailing market price for the shares or in negotiated transactions.
Our Class A common stock is traded on the Nasdaq Capital Market under the symbol “TIPT.” On                        , 2016, the last reported sale price of our Class A common stock was $ per share.
Investing in our Class A common stock involves risks. We urge you to carefully read the section entitled “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before deciding whether to invest in our Class A common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                             , 2016

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using the SEC’s “shelf” registration rules. Pursuant to this prospectus, the selling stockholders named in the section titled “Selling Stockholders” may, from time to time, sell up to a total of 101,845 shares of our Class A common stock described in this prospectus in one or more offerings.
When the selling stockholders sell Class A common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus.
As permitted under the rules of the SEC, this prospectus incorporates important business information about us that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” in this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of any date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before deciding whether or not you should invest in our Class A common stock. You should carefully read this prospectus, including the documents incorporated by reference, which are described under the heading “Where You Can Find Additional Information” in this prospectus. References in this prospectus to “Tiptree,” the “Company,” “we,” “us” and “our” refer to Tiptree Financial Inc. and its consolidated subsidiaries.

Our Business

Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in four industries: insurance and insurance services, specialty finance, asset management and real estate. Tiptree’s principal investments are included in a corporate and others segment.

We operate our business through Tiptree Operating Company, LLC, which we refer to as Operating Company, which owns substantially all of our assets. As of December 31, 2015, Tiptree owned, directly or indirectly, approximately 81% of the assets of Operating Company with the remaining 19% held by non-controlling shareholders through their interests in Tiptree Financial Partners, L.P. (“TFP”). Effective January 1, 2016, Tiptree, TFP and Operating Company created a consolidated group among themselves and various Operating Company subsidiaries for U.S. federal income tax purposes, with Tiptree being the parent company. In connection with the creation of the consolidated group, TFP and the Operating Company elected to be treated as corporations for U.S. federal income tax purposes, and Tiptree contributed its interest in Operating Company to TFP in exchange for additional common units of TFP. As a result of these steps, as of January 1, 2016, Tiptree directly owns approximately 81% of TFP and TFP directly owns 100% of Operating Company. There was no change to the relative economic position of the parties to the transactions as a result of this reorganization.

Our principal place of business is located at 780 Third Avenue, 21st Floor, New York, New York 10017 and our telephone number is (212) 446-1400. Our Internet website is at www.tiptreefinancial.com. The contents of our website are not incorporated by reference into this prospectus.

The Offering

Securities Offered by the Selling Stockholders	Up to 101,845 shares of Class A common stock.
Common Stock Outstanding
As of November 30, 2016, 34,983,616 shares of Class A common stock (including 6,596,000 shares of Class A common stock held by subsidiaries of the registrant) and 8,049,029 shares of Class B common stock. Holders of Class A common stock and Class B common stock vote together as a single class, subject to certain exceptions, but holders of Class B common stock have no economic rights in the Company, including no right to receive dividends or other distributions, upon our liquidation or dissolution or otherwise. See “Description of Capital Stock - Common Stock” for a discussion of the circumstances under which TFP limited partners may redeem or exchange their partnership units for shares of Class A common stock. None of such additional shares of Class A common stock are covered by this prospectus.

Use of Proceeds	We will not receive any of the proceeds from the sale of Shares. The proceeds from the sale of any Shares will be received by the applicable selling stockholders.
NASDAQ Capital Market Trading Symbol	Our Class A common stock trades on the Nasdaq Capital Market under the trading symbol “TIPT”.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with the other information included or incorporated by reference in this prospectus before making a decision to invest in our Class A common stock. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the market price of our Class A common stock could decline, and you may lose all or part of your investment.
Risks Related to Our Class A Common Stock
Our stock market price and trading volume is volatile.
The market for our Class A common stock is volatile. In the nine months ended September 30, 2016, the lowest closing sale price of our Class A common stock was $4.94 and the highest closing sale price was $6.43. Our stock is subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding our business, and changes in estimates and evaluations by securities analysts or other events or factors.
Over the years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies like us, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of Class A common stock are subject to significant volatility resulting from purely market forces over which we will have no control. Further, to date, the market for our Class A common stock has been very limited. As a result, our stockholders may be unable to sell significant quantities of Class A common stock in the public trading markets without a significant reduction in the price of our Class A common stock.
Shares of Class A common stock eligible for public sale, including pursuant to this registration statement, could adversely affect our stock price.
The market price for our Class A common stock could decline as a result of sales by stockholders of a large number of shares of our Class A common stock in the market or the perception that such sales may occur. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Of the 34,983,616 shares of Class A common stock outstanding as of November 30, 2016 (including  6,596,000  shares of Class A common stock held by subsidiaries of the registrant) and 8,049,029 shares of Class A common stock issuable upon exchange of TFP limited partnership units:

•	28,285,771 shares of Class A common stock generally are currently freely tradable in the public market and 6,596,000 shares of Class A common stock are held by subsidiaries of the registrant;

•
101,845 shares of Class A common stock held by selling stockholders that are included in this prospectus will be freely tradable in the public market, upon the effectiveness of the registration statement of which this prospectus forms a part;

•
8,049,029 shares of Class A common stock will be issuable upon future redemptions or exchanges of limited partnership units of TFP (including upon exercise of warrants and options), which shares are not expected to be freely tradable in the public market at the time of issuance;

In addition, the following are not outstanding but may be issued pursuant to existing RSUs and options:

•	299,817 shares of Class A common stock which are issuable pursuant to existing RSUs, subject to vesting; and

•	251,237 Class A shares, which are issuable pursuant to existing stock options, subject to vesting upon time-based and performance-based criteria.
In addition, 652,500 shares of Class A common stock may be issued pursuant to warrants held by TFP, and may be registered for resale pursuant to the terms of a Registration Rights Agreement.
The resale by the selling stockholders of the Shares covered by this registration statement and the trading of additional Class A common stock in the public market could have an adverse effect on the price of our Class A common stock and could impair our future ability to obtain capital through an offering of equity securities.
Some provisions of our charter may delay, deter or prevent takeovers and business combinations that stockholders consider in their best interests.
Our charter restricts any person that owns 9.8% or more of our capital stock, other than TFP and its affiliates or another stockholder approved by applicable state insurance regulators, from voting in excess of 9.8% of our voting securities. This provision is intended to satisfy the requirements of applicable state regulators in connection with insurance laws and regulations that prohibit any person from acquiring control of a regulated insurance company without the prior approval of the insurance regulators. In addition, our charter provides for the classification of our board of directors into three classes, one of which is to be elected each year. Our charter also generally only permits stockholders to act without a meeting by unanimous consent. These provisions may delay, deter or prevent takeovers and business combinations that stockholders consider in their best interests.
See “Description of Capital Stock” for a discussion of additional provisions that could delay, deter or prevent a takeover of, or combination involving, our company.
Maryland takeover statutes may prevent a change of our control, which could depress our stock price.
Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third; one-third or more but less than a majority; or a majority or more of all voting power. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which such stockholder became an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.
Our bylaws contain a provision exempting from the control share statute any and all acquisitions by any person of our shares of stock. Our board of directors has also adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination statute, provided that the business combination is first approved by the board of directors. However, our board of directors may amend or eliminate this provision in our bylaws regarding the control share statute or amend or repeal this resolution regarding the business combination statute. If our board takes such action in the future, the control share and business combination statutes may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Risks Related to our Businesses
We have identified, and may identify in the future, material weaknesses in our internal control over financial reporting, which may require us to incur substantial costs and divert management resources in connection with our efforts to remediate the material weaknesses.
We have determined that material weaknesses in internal controls over financial reporting existed as of December 31, 2015. Detailed descriptions of the material weaknesses are provided in Part II, Item 9A—“Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2015. Due solely to the material weaknesses, management has concluded that we did not maintain an effective internal control over financial reporting as of December 31, 2015 (and, solely as a result of the material weaknesses, we have concluded that our disclosure controls and procedures were not effective as of December 31, 2015). We are in the process of developing and implementing new processes and procedures to remediate the material weaknesses. We cannot be certain that any remedial measures we take will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future and, accordingly, additional material weaknesses may occur in the future. It is possible that additional control deficiencies may be identified in addition to, or that are unrelated to, the material weaknesses described above. These control deficiencies may represent one or more material weaknesses. Our inability to remedy any additional deficiencies or material weaknesses that may be identified in the future could, among other things, cause us to fail to file timely our periodic reports with the SEC (which may have a material adverse effect on our ability to access the capital markets); prevent us from providing reliable and accurate financial information and forecasts or from avoiding or detecting fraud; or require us to incur additional costs or divert management resources to, among other things, comply with Section 404 of the Sarbanes-Oxley Act of 2002.
We operate in highly competitive markets for business opportunities and personnel, which could impede our growth and negatively impact our results of operations.
We operate in highly competitive markets for business opportunities in each of our areas of focus. Many of our competitors have financial, personnel and other resource advantages relative to us and may be better able to react to market conditions. These factors may place us at a competitive disadvantage in successfully competing for future business opportunities and personnel, which could impede our growth and negatively impact our business, financial condition and results of operations.
Acquisitions may have unforeseen operating difficulties and may require greater than expected financial and other resources and we may fail to successfully integrate the businesses we acquire which would have an adverse effect on our business results of operation and financial condition.

We regularly evaluate opportunities for strategic growth through acquisitions. Acquired companies and operations may have unforeseen operating difficulties and may require greater than expected financial and other resources. In addition, potential issues associated with acquisitions could, among other things include:

•
our ability to realize the full extent of the benefits, synergies or cost savings that we expect to realize as a result of the completion of an acquisition within the anticipated time frame, or at all;

•	receipt of necessary consents, clearances and approvals in connection with the acquisition;

•	diversion of management’s attention from other strategies and objectives;

•	motivating, recruiting and retaining executives and key employees; and

•	conforming and integrating financial reporting, standards, controls, procedures and policies, business cultures and compensation structures.
If an acquisition is not successfully completed or integrated into our existing operations, our business, results of operations and financial condition could be materially adversely effected.
We may need to raise additional capital in the future or may need to refinance existing indebtedness, but there is no assurance that such capital will be available on a timely basis, on acceptable terms or at all.
We may need to raise additional funds in order to grow our business or fund our strategy or acquisitions. Additional financing may not be available in sufficient amounts, if at all, or on terms acceptable to us and may be dilutive to existing stockholders. Additionally, any securities issued to raise such funds may have rights, preferences and privileges senior to those of our existing stockholders. If adequate funds are not available on a timely basis, if at all, or on acceptable terms, our ability to expand, develop or enhance our subsidiaries’ services and products, enter new markets, consummate acquisitions or respond to competitive pressures could be materially limited.
The amount of statutory capital and reserve requirements applicable to our insurance subsidiaries can increase due to factors outside of our control.
Our insurance subsidiaries are subject to statutory capital and reserve requirements established by applicable insurance regulators based on risk-based capital formulas. In any particular year, these requirements may increase or decrease depending on a variety of factors, most of which are outside our control, such as the amount of statutory income or losses generated, changes in equity market levels, the value of fixed-income and equity securities in the subsidiary’s investment portfolio, changes in interest rates and foreign currency exchange rates, as well as changes to the risk-based capital formulas used by insurance regulators. Increases in the amount of additional statutory reserves that our insurance subsidiaries are required to hold may adversely affect our financial condition and results of operations.
A downgrade in our insurance subsidiaries’ claims paying ability or financial strength ratings could increase policy surrenders and withdrawals, adversely affecting relationships with distributors and reducing new policy sales.
Claims paying ability ratings, sometimes referred to as financial strength ratings, indicate a rating agency’s view of an insurance company’s ability to meet its obligations to its policy holders. These ratings are therefore key factors underlying the competitive position of insurers. Some distributors of insurance products may choose not to do business with insurance companies that are rated below certain financial strength ratings. Fortegra’s insurance subsidiaries currently have a rating of “A-” from A.M. Best Company, Inc. Rating agencies can be expected to continue to monitor our insurance subsidiaries’ financial strength and claims paying ability, and no assurances can be given that future ratings downgrades will not occur, whether due to changes in their performance, changes in rating agencies’ industry views or ratings methodologies, or a combination of such factors. A ratings downgrade or the potential for such a downgrade in a rating could, to the extent applicable to a particular type of policy, adversely affect relationships with distributors of insurance products, reduce new policy sales and adversely affect our ability to compete in the insurance industry.
Our insurance subsidiaries may incur losses if reinsurers are unwilling or unable to meet their obligations under reinsurance contracts.
Our insurance subsidiaries use reinsurance to reduce the severity and incidence of claims costs, and to provide relief with regard to certain reserves. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, reinsurance arrangements do not eliminate our obligation to pay claims and we assume credit risk with respect to our ability to recover amounts due from reinsurers. The inability or unwillingness of any reinsurer to meet its financial obligations could negatively affect our financial condition and results of operations.
Fortegra’s reinsurance facilities are generally subject to annual renewal. Fortegra may not be able to maintain its current reinsurance facilities and its clients may not be able to continue to operate their captive reinsurance companies. As a result, even where highly desirable or necessary, Fortegra may not be able to obtain other reinsurance facilities in adequate amounts and at favorable rates. If Fortegra is unable to renew its expiring facilities or to obtain or structure new reinsurance facilities, either its net exposures would increase or, if it is unwilling to bear an increase in net exposures, it may have to reduce the level of its underwriting commitments. Either of these potential developments could have a material adverse effect on our results of operations and financial condition.
Our insurance subsidiaries’ actual claims losses may exceed their reserves for claims, which may require them to establish additional reserves that may materially and adversely affect their business, results of operations and financial condition.
Our insurance subsidiaries maintain reserves to cover their estimated ultimate exposure for claims with respect to reported claims and incurred but not reported claims as of the end of each accounting period. Reserves, whether calculated under GAAP or statutory accounting principles, do not represent an exact calculation of exposure. Instead, they represent our insurance subsidiaries’ best estimates, generally involving actuarial projections, of the ultimate settlement and administration costs for a claim or group of claims, based on our assessment of facts and circumstances known at the time of calculation. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by external factors such as changes in the economic cycle, unemployment, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues, new methods of treatment or accommodation, inflation, judicial trends, legislative changes, as well as changes in claims handling procedures. Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of income of the period in which such estimates are updated. Because the establishment of reserves is an inherently uncertain process involving estimates of future losses, we can give no assurances that ultimate losses will not exceed existing claims reserves. In general, future loss development could require reserves to be increased, which could have a material adverse effect on our insurance subsidiaries’ business, results of operations and financial condition.
Fortegra is dependent on independent financial institutions, lenders and retailers for distribution of its products and services, and the loss of these distribution sources, or their failure to sell Fortegra’s products and services could materially and adversely affect its business, results of operations and financial condition.
Fortegra is dependent on financial institutions, lenders and retailers to distribute its products and services and its revenue is dependent on the level of business conducted by such distributors as well as the effectiveness of their sales efforts, each of which is beyond Fortegra’s control because such distributors typically do not have any minimum performance or sales requirements. Further, although its contracts with these distributors are typically exclusive, they can be canceled on relatively short notice. Therefore, Fortegra’s growth is dependent, in part, on its ability to identify and attract new distribution relationships and successfully implement its information systems with those of its new distributors. The impairment of Fortegra’s distribution relationships, the loss of a significant number of its distribution relationships, the failure to establish new distribution relationships, the failure to offer increasingly competitive products, the increase in sales of competitors’ services and products by these distributors or the decline in their overall business activity or the effectiveness of their sales of Fortegra’s products could materially reduce Fortegra’s sales and revenues and have a material adverse effect on its business, results of operations and financial condition.
Fortegra may lose clients or business as a result of consolidation within the financial services industry.
There has been considerable consolidation in the financial services industry, driven primarily by the acquisition of small and mid-size organizations by larger entities. We expect this trend to continue. Fortegra may lose business or suffer decreased revenues if one or more of its significant clients or distributors consolidate or align themselves with other companies. While Fortegra’s business has not been materially affected by consolidation to date, it may be affected by industry consolidation that occurs in the future, particularly if any of its significant clients are acquired by organizations that already possess the operations, services and products that it provides.
Due to the structure of some of Fortegra’s commissions, it is exposed to risks related to the creditworthiness of some of its agents.
Fortegra is subject to the credit risk of some of the agents with which it contracts to sell its products and services. Fortegra typically advances agents’ commissions as part of its product offerings. These advances are a percentage of the premiums charged. If Fortegra over-advances such commissions to agents, the agents may not be able to fulfill their payback obligations, which could have a material adverse effect on Fortegra’s results of operations and financial condition.
Our information systems may fail or their security may be compromised, which could damage our business and materially and adversely affect our results of operations and financial condition.
Our business is highly dependent upon the effective operation of our information systems and our ability to store, retrieve, process and manage significant databases and expand and upgrade our information systems. We rely on these systems throughout our businesses for a variety of functions, including marketing and selling our products and services, performing our services, managing our operations, processing claims and applications, providing information to clients, performing actuarial analyses and maintaining financial records. The interruption or loss of our information processing capabilities through the loss of stored data, programming errors, the breakdown or malfunctioning of computer equipment or software systems, telecommunications failure or damage caused by weather or natural disasters or any other significant disruptions could harm our business, ability to generate revenues, client relationships, competitive position and reputation. In addition, our information systems may be vulnerable to physical or electronic intrusions, computer viruses or other attacks which could disable our information systems and our security measures may not prevent such attacks. The failure of our systems as a result of any security breaches, intrusions or attacks could cause significant interruptions to our operations, which could result in a material adverse effect on our business, results of operations and financial condition.
Our mortgage business is highly dependent upon programs administered by GSEs, such as Fannie Mae and Freddie Mac, and Ginnie Mae, to generate revenues through mortgage loan sales to institutional investors. Any changes in existing U.S. government-sponsored mortgage programs could materially and adversely affect our mortgage businesses, financial condition and results of operations.

There is uncertainty regarding the future of Fannie Mae and Freddie Mac, including with respect to how long they will continue to be in existence, the extent of their roles in the market and what forms they will have. The future roles of Fannie Mae and Freddie Mac could be reduced or eliminated and the nature of their guarantees could be limited or eliminated relative to historical measurements. The elimination or modification of the traditional roles of Fannie Mae or Freddie Mac could adversely affect our mortgage businesses, financial condition and results of operations. Furthermore, any discontinuation of, or significant reduction in, the operation of these GSEs and Ginnie Mae, or any significant adverse change in the level of activity of these agencies in the primary or secondary mortgage markets or in the underwriting criteria of these agencies could materially and adversely affect our business, financial condition and results of operations.
We may be required to indemnify or repurchase loans we originated, or will originate, if, among other things, our loans fail to meet certain criteria or characteristics.
The contracts with purchasers of our whole loans contain provisions that require us to indemnify or repurchase the related loans under certain circumstances. While our contracts vary, they contain provisions that require us to repurchase loans if:

•	our representations and warranties concerning loan quality and loan circumstances are inaccurate, including representations concerning the licensing of a mortgage broker;

•	we fail to secure adequate mortgage insurance within a certain period after closing;

•	a mortgage insurance provider denies coverage; or

•	we fail to comply, at the individual loan level or otherwise, with regulatory requirements in the current dynamic regulatory environment.
We maintain reserves that we believe are appropriate to cover potential loan repurchase or indemnification losses, but there can be no assurance that such reserves will, in fact, be sufficient to cover future repurchase and indemnification claims. If we are required to indemnify or repurchase loans that we originate and sell that result in losses that exceed our reserve, this could adversely affect our business, financial condition and results of operations.
The residential mortgage loans which our mortgage businesses originate may be subject to delinquency, foreclosure and loss, which could result in significant losses to us.
Residential mortgage loans are secured by residential property and those that are not guaranteed by a U.S. Government agency or GSE are subject to risks of delinquency, foreclosure and loss during the period of time that loans are held pending sale, generally 20-30 days. The ability of a borrower to repay a loan secured by a residential property depends upon the income or assets of the borrower as well as a number of other factors. In the event of any default or underwriting flaw under a mortgage loan held directly by our mortgage businesses, we may bear, or be required to indemnify against, a risk of loss of principal to the extent of any deficiency between the value of the collateral on the one hand and the principal and accrued interest of the mortgage loan on the other, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.
We may be unable to obtain sufficient capital to meet the financing requirements of our mortgage business.

We fund substantially all of the loans which we originate through borrowings under warehouse financing and repurchase facilities.  Our borrowings are in turn repaid with the proceeds we receive from selling such loans through whole loan sales.  As we expand our operations, we will require increased financing.
There can be no assurance that such financing will be available on terms reasonably satisfactory to us or at all.  An event of default, an adverse action by a regulatory authority or a general deterioration in the economy that constricts the availability of credit-similar to the market conditions experienced in recent years-may increase our cost of funds and make it difficult for us to obtain new, or retain existing, warehouse financing facilities.  If we fail to maintain, renew or obtain adequate funding under these warehouse financing facilities or other financing arrangements, or there is a substantial reduction in the size of or increase in the cost of such facilities, we would have to curtail our mortgage loan production activities, which could have a material adverse effect on our business, financial condition and operating results.
Certain contingency risks associated with the loans we originate and purchase may materially and adversely affect us.
Although we sell substantially all of the loans that we originate and purchase on a nonrecourse basis, we retain some degree of credit risk on all loans originated or purchased, even after they are sold. We remain subject to claims for repurchases of mortgage loans previously sold under provisions requiring repurchase in the event of early payment defaults or breaches of representations and warranties regarding loan quality, compliance and certain other loan characteristics. We also remain subject to claims for indemnification by HUD with respect to FHA and VA loans we originate for alleged failure to comply with FHA or VA guidelines with respect to such loans.
In the ordinary course of our business, we are subject to claims made against us by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of our employees, officers and agents (including our appraisers), incomplete documentation and our failure to comply with various laws and regulations applicable to our business. We believe that the liability with respect to any currently asserted claims or legal actions is not likely to be material to our financial condition or results of operations; however, any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on us.
The underwriting practices in our mortgage businesses may not adequately capture the risk inherent in our mortgage lending operations and failures in our underwriting process may result in loans that expose us to a greater risk of loss.
Our mortgage businesses seek to mitigate the risks inherent in our mortgage lending operations by adhering to specific underwriting practices. These practices will often include, among other things, analysis of a borrower’s prior credit history, credit score, employment, income verification, financial statements, tax returns and cash flow projections; valuation of collateral; and verification of liquid assets. If our underwriting process fails to capture accurate information or proves to be inadequate, we may incur losses on mortgage loans that meet our underwriting criteria, and those losses may exceed the amounts set aside as reserves in the allowance for loan losses. With respect to the loans we originate for others, if we fail to underwrite to our investors’ requirements, we could be subject to indemnity and/or repurchase claims.

In addition, should the mortgage loans we originate sustain higher levels of delinquencies and/or defaults, (1) we may lose the ability to originate and/or sell FHA loans, or to do so profitably and (2) investors to whom we currently sell our mortgage loans may refuse to continue to do business with us, or may reduce the prices they are willing to purchase our mortgage loans and it may be difficult or impossible to sell any of our mortgage loans in the future. Any of the foregoing risks could adversely affect our business, financial condition and results of operations.
Geographic concentration of our mortgage loans increases our exposure to risks in those areas.
Concentration of originations in any one area increases our exposure to the economic and natural hazard risks associated with that area. A significant percentage of our mortgage originations by loan balance were secured by properties in California, Connecticut, Florida, Michigan, New Jersey, New York, North Carolina, Pennsylvania and Tennessee. These states have experienced, and may experience in the future, an economic downturn and have also suffered the effects of certain natural hazards. In the recent past, as a result of an economic downturn, real estate values in these and most other states have decreased drastically and may continue to decrease in the future, which could have a material adverse effect on our results of operations or financial condition.
Additionally, if borrowers are not insured for natural disasters, which are typically not covered by standard hazard insurance policies, then they may not be able to repair the property or may stop paying their mortgages if the property is damaged. This would cause delays in the sale of properties, increased loan repurchase activity and decrease our ability to recover losses on properties affected by such disasters. This could have a material adverse effect on our results of operations or financial condition.
The volume of our mortgage loan originations is subject to a variety of factors, which include the level of interest rates, overall conditions in the housing market and general economic trends.
Changes in interest rates and the level of interest rates are key drivers that impact the volatility of our mortgage loan originations.  The historically low interest rate environment in 2014 and 2015 has created strong demand for mortgages. The Federal Reserve recently raised rates and has indicated an intention to continue raising rates in the near future. Further increases in interest rates could result in us having lower revenue or profitability. Demand for mortgages could be negatively impacted by rising interest rates but demand for mortgages is also driven by general economic conditions, home price appreciation and housing starts so a gradual increase in interest rates may or may not affect our mortgage origination volumes depending on trends in these other factors. The overwhelming majority of our mortgage loan originations have historically been refinancing existing homeowner’s mortgage loans. With rates at or near historically low levels, we have been able to continue to grow our mortgage loan originations by focusing on refinances. We may not be able to continue to do so in the future.
A reduction in fees paid to Telos could adversely affect our profitability.
Telos Asset Management, LLC (“Telos”) generates management and advisory fees based on the amount of assets managed, and, in certain cases, on the returns generated by the assets managed. A reduction in fees paid to Telos, due to termination of management agreements, reduction in assets managed (for example as a result of exercise of optional call provisions by subordinated noteholders), lower than expected returns or otherwise, could adversely affect our results of operations.

Changes in CLO spreads and an adverse market environment could make it difficult for us to launch new CLOs.
The ability to issue new CLOs is dependent, in part, on the amount of excess interest earned on a new CLO’s investments over interest payable on its debt obligations. If the spread is not attractive to potential CLO equity investors we may not be able to sponsor the issuance of new CLOs, which could have a material adverse impact on our business. During the fourth quarter of 2015, there was a dislocation in the credit markets that significantly impeded CLO formation. Continued dislocation in credit markets could impede our ability to launch new CLOs which could adversely impact our results of operations and financial condition.
We expect to enter into warehouse agreements in connection with our potential investment in and management of CLOs, which may expose us to substantial risks.
In connection with our potential investment in and management of new CLOs, we expect to enter into warehouse lending agreements with warehouse loan providers such as banks or other financial institutions, pursuant to which the warehouse facility will be used to help finance the purchase of investments that will be ultimately included in a CLO. We will typically select the investments in the warehouse subject to the approval of the warehouse provider. If the relevant CLO transaction is not issued, the warehouse investments may be liquidated, and we may experience a loss if the aggregate sale price of the collateral is less than the warehouse loan amount. In addition, regardless of whether the CLO is issued or consummated, if any of the warehoused investments are sold before such issuance or consummation, we may have to bear any resulting loss on the sale. The amount at risk in connection with a warehouse agreement will vary and may not be limited to the amount, if any, that we invest in the related CLO upon its issuance. Although we would expect to complete the issuance of a particular CLO within six to nine months after establishing a related warehouse, we may not be able to complete the issuance within such expected time period or at all.
Because the values we record for certain investments and liabilities are based on estimates of fair value made by our management, we are exposed to substantial risks.
Some of our investments and liabilities, including CLO subordinated notes and NPLs, are not actively traded and the fair value of such investments and liabilities are not readily determinable. Each of these carrying values is based on an estimate of fair value by our management. Management reports the estimated fair value of these investments and liabilities quarterly, which may cause our quarterly operating results to fluctuate. Therefore, our past quarterly results may not be indicative of our performance in future quarters. In addition, because such valuations are inherently uncertain, and in some cases based on internal models and unobservable inputs, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments and liabilities existed and we may be unable to realize the carrying value upon a sale of these investments.
The accounting rules applicable to certain of our transactions are highly complex and require the application of significant judgment and assumptions by our management. In addition, changes in accounting interpretations or assumptions could impact our financial statements.

Accounting rules for consolidations, income taxes, business acquisitions, transfers of financial assets, securitization transactions and other aspects of our operations are highly complex and require the application of judgment and assumptions by our management. The consolidation of variable interest entities (“VIEs”) is subject to periodic reassessment which could lead to the deconsolidation of previously consolidated entities or the consolidation of entities that were previously not required to be consolidated. Deferred tax assets are subject to the establishment of a valuation allowance in the event management concludes that the tax benefits of certain timing differences may not be realized. Business acquisitions require the valuation of assets acquired and liabilities assumed. Assets acquired include intangible assets, including goodwill that will be subject to periodic testing and evaluation for impairment. A substantial amount of our assets are illiquid assets held at estimated fair value, which amounts are not readily determinable. We report estimated fair value of these assets quarterly, which may cause our quarterly operating results to fluctuate. Therefore, our past quarterly results may not be indicative of our performance in future quarters. Fair market valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, so our determinations of fair value may differ materially from the values that would have been used if a ready market for these assets existed and we may be unable to realize the carrying value on a sale of these assets. Those assets that are not held at fair value are held at original cost and are either depreciated or amortized. These complexities could lead to a delay in the preparation of our financial information. In addition, changes in accounting rules, interpretations or assumptions could materially impact the presentation, disclosure and usability of our financial statements.
Our real estate operating entities expose us to various operational risks, liabilities and claims that could adversely affect our ability to generate revenues or increase our costs and could adversely affect our financial condition and results of operations.
Our ownership of real estate operating entities exposes us to various operational risks, liabilities and claims that could increase our costs or adversely affect our ability to generate revenues, thereby reducing our profitability. These operational risks include fluctuations in occupancy levels, the inability to achieve economic resident fees (including anticipated increases in those fees), rent control regulations, increases in the cost of food, materials, energy, labor (as a result of unionization or otherwise) or other services, national and regional economic conditions, the imposition of new or increased taxes, capital expenditure requirements, professional and general liability claims, and the availability and cost of professional and general liability insurance. Any one or a combination of these factors could result in operating deficiencies in our operating assets, which could adversely affect our financial condition and results of operations.
Liability relating to environmental matters may decrease the value of our real estate assets.
Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of cleanup of certain hazardous substances released on or under its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that any of our owned real estate encounters environmental issues, it may adversely affect the value of that real estate. Further, in regard to any mortgage investment, if the owner of the underlying property becomes liable for cleanup costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us. In addition, in certain instances, we may be liable in part or in full for the cost of any required remediation or clean up.

Violation of fraud and abuse laws applicable to our real estate tenants, lessees and operators may jeopardize a tenant’s, lessee’s or operator’s ability to make payments to us.
The federal government and numerous state governments have passed laws and regulations that attempt to eliminate healthcare fraud and abuse by prohibiting business arrangements that induce patient referrals or inappropriately influence the ordering of specific ancillary services. In addition, numerous federal laws have continued to strengthen the federal fraud and abuse laws to provide for broader interpretations of prohibited conduct and stiffer penalties for violations. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from federal and state healthcare programs. Imposition of any of these penalties upon any of our tenants, lessees or operators could jeopardize their ability to operate a facility or to make payments to us, thereby potentially adversely affecting us, or our financial condition and results of operations.
In the past several years, federal and state governments have significantly increased investigation and enforcement activity to detect and eliminate fraud and abuse in the Medicare and Medicaid programs. In addition, legislation and regulations have been adopted at state and federal levels, which severely restricts the ability of physicians to refer patients to entities in which they have a financial interest. It is anticipated that the trend toward increased investigation and enforcement activity in the area of fraud and abuse, as well as self-referrals, will continue in future years and could adversely affect our prospective tenants, lessees or operators and their operations, and in turn their ability to make payments to us.
Some of our investments are made jointly with other persons or entities, which may limit our flexibility with respect to such jointly owned investments and could, thereby, have a material adverse effect on our business, results of operations and financial condition and our ability to sell these investments.
Some of our investments are made jointly with other persons or entities when circumstances warrant the use of such structures and we may continue to do so in the future. Our participation in such joint investments is subject to the risks that:
we could experience an impasse on certain decisions because we do not have sole decision-making authority, which could require us to expend additional resources on resolving such impasses or potential disputes;

•	our partners could have investment goals that are not consistent with our investment objectives, including the timing, terms and strategies for any investments;

•
our partners might become bankrupt, fail to fund their share of required capital contributions or fail to fulfill their obligations as partners, which may require us to infuse our own capital into such venture(s) on behalf of the partner(s) despite other competing uses for such capital;

•	our partners may have competing interests in our markets that could create conflict of interest issues;

•	any sale or other disposition of our interest in such a venture may require consents which we may not be able to obtain;

•	such transactions may also trigger other contractual rights held by a partner, lender or other third party depending on how the transaction is structured; and

•
there may be disagreements as to whether consents and/or approvals are required in connection with the consummation of a particular transaction with a partner, lender and/or other third party, or whether such transaction triggers other contractual rights held by a partner, lender and/or other third party, and in either case, those disagreements may result in litigation.

A portion of our assets are illiquid or have limited liquidity, which may limit our ability to sell those assets at favorable prices or at all and creates uncertainty in connection with valuing such assets.
Our assets include real estate, non-controlling interests in credit assets and related equity interests which may be illiquid or have limited liquidity. It may be difficult for us to dispose of assets with limited liquidity rapidly, or at favorable prices, if at all. In addition, assets with limited liquidity may be more difficult to value and may be sold at a substantial discount or experience more volatility than more liquid assets. We may not be able to dispose of assets at the carrying value reflected in our financial statements. Our results of operations and cash flows may be materially and adversely affected if our determinations regarding the fair value of our illiquid assets are materially higher than the values ultimately realized upon their disposal.
We leverage our assets and a decline in the fair value of such assets may adversely affect our financial condition and results of operations.
We leverage our assets, including through borrowings, generally through warehouse credit facilities, secured loans, derivative instruments such as total return swaps, securitizations (including the issuance of CLOs) and other borrowings. A rapid decline in the fair value of our leveraged assets may adversely affect us. Lenders may require us to post additional collateral to support the borrowing. If we cannot post the additional collateral, we may have to rapidly liquidate assets, which we may be unable to do on favorable terms or at all. Even after liquidating assets, we may still be unable to post the required collateral, further harming our liquidity and subjecting us to liability to lenders for the declines in the fair values of the collateral. A reduction in credit availability may adversely affect our business, financial condition and results of operations.
Certain of our and our subsidiaries’ assets are subject to credit risk, market risk, interest rate risk, credit spread risk, call and redemption risk and/or tax risk, and any one of these risks may materially and adversely affect the value of our assets, our results of operations and our financial condition.
Some of our assets, including our direct investments, are subject to credit risk, interest rate risk, market risk, credit spread risk, selection risk, call and redemption risk and refinancing risk.
Credit risk is the risk that the obligor will be unable to pay scheduled principal and/or interest payments. Defaults by third parties in the payment or performance of their obligations could reduce our income and realized gains or result in the recognition of losses. The fair value of our assets may be materially and adversely affected by increases in interest rates, downgrades in our direct investments and by other factors that may result in the recognition of other-than-temporary impairments. Each of these events may cause us to reduce the fair value of our assets.
Interest rate risk is the risk that general interest rates will rise or that the risk spread used in our financings will increase. Although interest rates have been at historically low levels for the last several years, the Federal Reserve recently raised rates and has indicated an intention to continue raising rates in the coming months, and a period of sharply rising interest rates could have an adverse impact on our business by negatively impacting demand for mortgages, corporate loans and value of our CLO subordinated notes and increasing our cost of borrowing to finance operations as well as acquisitions in our real estate segment.

Market risk is the risk that one or more markets to which the assets relate will decline in value, including the possibility that such markets will deteriorate sharply and unpredictably, which will likely impair the market value of the related instruments.
Credit spread risk is the risk that the market value of fixed income instruments will change in response to changes in perceived or actual credit risk beyond changes that would be attributable to changes, if any, in interest rates.
Call and redemption risk is the risk that debt instruments will be called or redeemed prior to maturity at a time when yields on other debt instruments in which the call or redemption proceeds could be invested are lower than the yield on the called or redeemed instrument.
Refinancing risk is the risk that we will be unable to refinance some or all of our indebtedness or that any refinancing will not be on terms as favorable as those of our existing indebtedness, which could increase our funding costs, limit our ability to borrow, or result in a sale of the leveraged asset on disadvantageous terms. Any one of these risks may materially and adversely affect the value of our assets, our results of operations and our financial condition.
Our risk mitigation or hedging strategies could result in our experiencing significant losses that may materially adversely affect us.
We pursue risk mitigation and hedging strategies to seek to reduce our exposure to losses from adverse credit events, interest rate changes and other risks. These strategies include short Treasury positions, interest rate swaps, credit derivative swaps, CDX derivative index positions, buying and selling credit protection on different tranches of risk in differing CDX indexes and derivative hedging instruments. Since we account for derivatives at fair market value, changes in fair market value are reflected in net income other than derivative hedging instruments which are reflected in accumulated other comprehensive income in stockholders’ equity. Some of these strategies could result in our experiencing significant losses that may materially adversely affect our business, financial condition and results of operations.
We face risks related to recession, financial and credit market disruptions and other economic conditions.
Demand for our products and services may be impacted by weak economic conditions, recession, equity market, and fixed income volatility or other negative economic factors that are out of our control. Similarly, disruptions in financial and/or credit markets may impact our and our subsidiaries’ ability to manage normal commercial relationships with customers, counterparties and creditors which could negatively impact our business, financial condition and results of operations.
We acquire NPLs which have a substantial risk of loss.
We acquire NPLs where the borrower has failed to make timely payments of principal and/or interest. Many of these loans will have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate, however we expect to purchase NPLs at significant discounts to unpaid principal balance (“UPB”) and underlying property value. If actual results are different from our assumptions in determining the prices for such loans, particularly if the market value of the underlying property decreases significantly, we may incur a loss.
We may be materially and adversely affected by risks affecting borrowers in NPLs we acquire which may be geographically concentrated.
Our acquisition of NPLs are not subject to any geographic, diversification or concentration limitations. Accordingly, our portfolio of NPLs may be concentrated by geography, and borrower demographics, increasing the risk of loss to us if the particular concentration in our NPL portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying the NPLs are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our NPLs. A material decline in the demand for housing in these or other areas where we will own assets may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments in NPLs.
We rely on a third party with respect to our NPL acquisitions, and, if our relationship with either is terminated, we may not be able to replace that third party on favorable terms in a timely manner, or at all.
We use a third party to identify, evaluate and coordinates our NPL acquisitions as well as to manage our NPL portfolio, including loan modifications and conversion to REO. Maintaining our relationship with such third party is important for us to effectively run our NPL business. If our agreements with such third party terminates and we are unable to obtain a replacement, our ability to acquire, resolve or dispose of our NPLs could be adversely affected.
Our use of models in connection with the valuation of our NPLs subjects us to potential risks in the event that such models are inaccurate.
We rely on a third party’s proprietary models to evaluate NPLs to purchase. The models are based on historical trends. These trends may not be indicative of future results. Furthermore, the assumptions underlying the models may prove to be inaccurate, causing actual results to differ from results predicted by the models. In the event models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risk of loss.
The failure of third party servicers to service our NPL assets effectively would materially and adversely affect us.
We rely on third parties to service our NPLs, including managing collections. If the servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments. We also will rely on the servicers to provide all of our property management and renovation management services associated with the real properties we acquire upon conversion of NPLs to REO. The failure of our servicers to effectively service our NPLs and REO could negatively impact the value of our NPLs.
Mortgage servicing is heavily regulated at the U.S. federal, state and local levels and our servicer’s failure to comply with applicable regulations could materially adversely affect our expenses and results of operations.
Mortgage servicers must comply with U.S. federal, state and local laws and regulations that regulate, among other things, the manner in which it services our NPL mortgage loans and manages our real property in accordance with the servicing agreement, including recent CFPB mortgage servicing regulations promulgated pursuant to the Dodd-Frank Act. These laws and regulations cover topics such as licensing; allowable fees and loan terms; permissible servicing and debt collection practices; limitations on forced-placed insurance; special consumer protections in connection with default and foreclosure; and protection of confidential, nonpublic consumer information. The volume of new or modified laws and regulations has increased in recent years, and states and individual cities and counties continue to enact laws that either restrict or impose additional obligations in connection with certain loan origination, acquisition and servicing activities in those cities and counties. The laws and regulations are complex and vary greatly among the states and localities, and in some cases, these laws are in conflict with each other or with U.S. federal law. Material changes in these rules and regulations could increase our expenses under the servicing agreement. From time to time, our mortgage servicers may be party to certain regulatory inquiries and proceedings, which, even if unrelated to the residential mortgage servicing operation, may result in adverse findings, fines, penalties or other assessments and may affect adversely its reputation. Our mortgage servicer’s failure to comply with applicable laws and regulations could adversely affect our expenses and results of operations. If we were to determine to change servicers, there is no assurance that we could find servicers that satisfy our requirements or with whom we could enter into agreements on satisfactory terms.
The supply of NPLs may decline over time as a result of higher credit standards for new loans and/or general economic improvement and the prices for NPLs may increase, which could materially and adversely affect our ability to grow this portfolio.
Following a result of the economic crisis in 2008, supply of NPLs available for sale increased significantly. However, in response to the economic crisis, lenders have increased their standards of credit-worthiness in originating new loans and fewer homeowners may go into distressed or non-performing status on their residential mortgage loans. In addition, the prices at which NPLs can be acquired may increase due to the entry of new participants into the distressed loan marketplace or a lower supply of NPLs in the marketplace. For these reasons, along with the general improvement in the economy, the supply of NPLs that we may acquire may decline over time, and such decline could materially and adversely affect our ability to grow this portfolio.
Risks Related to our Structure
Because we are a holding company, our ability to meet our obligations and pay dividends to stockholders will depend on distributions from our subsidiaries that may be subject to restrictions.
We are a holding company and do not have any significant operations of our own, other than our principal investments. Our ability to meet our obligations will depend on distributions from our subsidiaries. The amount of dividends and other distributions that our subsidiaries may distribute to us may be subject to restrictions imposed by state law, restrictions that may be imposed by state regulators and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur. Such restrictions would also affect our ability to pay dividends to stockholders, if and when we choose to do so.
Our regulated insurance company subsidiaries are required to satisfy minimum capital and surplus requirements according to the laws and regulations of the states in which they operate, which regulate the amount of dividends and distributions we receive from them. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. Ordinary dividends, for which no regulatory approval is generally required, are limited to amounts determined by a formula, which varies by state. Some states have an additional stipulation that dividends may only be paid out of earned surplus. States also regulate transactions between our insurance company subsidiaries and us or our other subsidiaries, such as those relating to the shared services, and in some instances, require prior approval of such transactions within the holding company structure. If insurance regulators determine that payment of an ordinary dividend or any other payments by our insurance company subsidiaries to us or our other subsidiaries (such as payments for employee or other services) would be adverse to policyholders or creditors, the regulators may block or otherwise restrict such payments that would otherwise be permitted without prior approval. In addition, there could be future regulatory actions restricting the ability of our insurance company subsidiaries to pay dividends or share services.
Termination of our Transition Services Agreement or the Administrative Services Agreement could materially increase our costs, which could adversely affect our financial condition and results of operations.
Pursuant to a Transition Services Agreement, we pay fees to Tricadia Holdings, L.P., an asset management holding company which we refer to as “Tricadia” for the services of Michael Barnes, our Executive Chairman and for certain administrative and information technology services. A portion of the services that Tricadia provides to us are in turn provided to Tricadia by Mariner pursuant to an agreement that may be terminated by Tricadia or Mariner without our consent. In addition, pursuant to an Administrative Services Agreement, a subsidiary of Mariner provides certain back office services to us directly for a fee. If any of the Transition Services Agreement, Tricadia’s services agreement with

Mariner or the Administrative Services Agreement is terminated, we would be required to make alternative arrangements for the performance of these services. We may not be able to obtain these services promptly or at reasonable rates or at all, and our costs of obtaining such services could materially increase, which could adversely affect our results of operations.
Some of our officers and directors currently or may in the future act as members, managers, officers, directors or employees of entities with conflicting business strategies.
Some of our officers and directors currently or may in the future act as members, managers, officers, directors or employees of entities with business strategies that may conflict with our business strategies. Michael Barnes, our Executive Chairman, is a founding partner and Co-Chief Investment Officer of Tricadia, and Executive Chairman and a member of the board of directors of TFP. Tricadia’s subsidiaries include, and Mr. Barnes is Co-Chief Investment Officer of, companies that manage hedge funds, private equity funds and structured vehicles with business strategies that may compete with ours. Jonathan Ilany, our Chief Executive Officer, is a limited partner of Mariner, which is a stockholder of Tiptree and provides certain back office services to Tiptree. Julia Wyatt, our Chief Operating Officer is also a limited partner of Tricadia. Such positions may give rise to actual or potential conflicts of interest, which may not be resolved in a manner that is in the best interests of the Company or the best interests of its stockholders.
We incur costs as a result of operating as a public company, and our management is required to devote substantial time to these compliance activities.
As a public company, we incur significant legal, accounting and other costs. In addition, the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” the Dodd-Frank Act and the rules of the SEC, and NASDAQ, impose various requirements on public companies. Our management and other personnel devote a substantial amount of time to these compliance activities. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.
Furthermore, if we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our common stock could decline and we could be subject to potential delisting by NASDAQ and review by such exchange, the SEC, or other regulatory authorities, which would require the expenditure by us of additional financial and management resources. As a result, our stockholders could lose confidence in our financial reporting, which would harm our business and the market price of our common stock.
Some provisions of our charter may delay, deter or prevent takeovers and business combinations that stockholders consider in their best interests.
Our charter restricts any person that owns 9.8% or more of our capital stock, other than TFP and its affiliates or another stockholder approved by applicable state insurance regulators, from voting in excess of 9.8% of our voting securities. This provision is intended to satisfy the requirements of applicable state regulators in connection with insurance laws and regulations that prohibit any person from acquiring control of a regulated insurance company without the prior approval of the insurance regulators. In addition, our charter provides for the classification of our board of directors into three classes, one of which is to be elected each year. Our charter also generally only permits stockholders to act without a meeting by unanimous consent. These provisions may delay, deter or prevent takeovers and business combinations that stockholders consider in their best interests.
Maryland takeover statutes may prevent a change of our control, which could depress our stock price.
Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third; one-third or more but less than a majority; or a majority or more of all voting power. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which such stockholder became an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.
Our bylaws contain a provision exempting from the control share statute any and all acquisitions by any person of our shares of stock. Our board of directors has also adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination statute, provided that the business combination is first approved by the board of directors. However, our board of directors may amend or eliminate this provision in our bylaws regarding the control share statute or amend or repeal this resolution regarding the business combination statute. If our board takes such action in the future, the control share and business combination statutes may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Our holding company structure with multiple lines of business, may adversely impact the market price of our Class A common stock and our ability to raise equity and debt capital.
Tiptree holds and manages multiple lines of business. Analysts, investors and lenders may have difficulty analyzing and valuing a company with multiple lines of business, which could adversely impact the market price of our Class A common stock and our ability to raise equity and debt capital at a holding company level. Moreover, our management is required to make decisions regarding the allocation of capital among the different lines of business, and such decisions could materially and adversely affect our business or one or more of our lines of business.
Risks Related to Regulatory and Legal Matters
Maintenance of our 1940 Act exemption imposes limits on our operations.
We conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Therefore, we must limit the types and nature of businesses in which we engage and assets that we acquire. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Assets that would generally be excluded from the term “investment securities,” include securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on certain exceptions from the definition of investment company set forth in the 1940 Act.
We monitor our compliance with the 1940 Act on an ongoing basis and may be compelled to take or refrain from taking actions, to acquire additional income or loss generating assets or to forgo opportunities that might otherwise be beneficial or advisable, including, but not limited to selling assets that are considered to be investment securities or forgoing the sale of assets that are not investment securities, in order to ensure that we (or a subsidiary) may continue to rely on the applicable exceptions or exemptions. These limitations on our freedom of action could have a material adverse effect on our financial condition and results of operations.

If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required to substantially change the manner in which we conduct our operations either to avoid being required to register as an investment company or to register as an investment company. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to, among other things, our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and our financial condition and results of operations may be adversely affected. If we did not register despite being required to do so, criminal and civil actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
A change in law, regulation or regulatory enforcement applicable to insurance products could adversely affect our financial condition and results of operations.
A change in state or U.S. federal tax laws could materially affect our insurance businesses. Currently, Fortegra does not collect sales or other related taxes on its services. Whether sales of Fortegra’s services are subject to state sales and use taxes is uncertain, due in part to the nature of its services and the relationships through which its services are offered, as well as changing state laws and interpretations of those laws. One or more states may seek to impose sales or use tax or other tax collection obligations on Fortegra, whether based on sales by Fortegra or its resellers or clients, including for past sales. A successful assertion that Fortegra should be collecting sales or other related taxes on its services could result in substantial tax liabilities for past sales, discourage customers from purchasing its services, discourage clients from offering or billing for its services, or otherwise cause material harm to its business, financial condition and results of operations.
With regard to Fortegra’s payment protection products, there are federal and state laws and regulations that govern the disclosures related to lenders’ sales of those products. Fortegra’s ability to offer and administer these products on behalf of financial institutions is dependent upon their continued ability to sell such products. To the extent that federal or state laws or regulations change to restrict or prohibit the sale of these products, Fortegra’s revenues would be adversely affected. For example, the Dodd-Frank Act created the Consumer Financial Protection Bureau (“CFPB”) to add new regulatory oversight for the sales practices of such payment protection products. The CFPB’s enforcement actions have resulted in large refunds and civil penalties against financial institutions in connection with their marketing of payment protection and other products. Due to such regulatory actions, some lenders may reduce their sales and marketing of payment protection and other ancillary products, which may adversely affect Fortegra’s revenues. The full impact of the CFPB’s oversight is unpredictable and continues to evolve. With respect to the property and casualty insurance policies Fortegra underwrites, federal legislative proposals regarding national catastrophe insurance, if adopted, could reduce the business need for some of the related products that Fortegra provides.
Compliance with existing and new regulations affecting our business in regulated industries may increase costs and limit our ability to pursue business opportunities.
We are subject to extensive laws and regulations administered and enforced by a number of different federal and state governmental authorities in the industries in which we operate. Regulation of such industries are expected to increase. In the past several years, there has been significant legislation affecting financial services, insurance and health care, including the Dodd-Frank Act and the Patient Protection and Affordable Care Act, and many of the regulations associated with these laws have yet to be written. Accordingly, we cannot predict the impact that any new laws and regulations will have on us. The costs to comply with these laws and regulations may be substantial and could have a significant negative impact on us and limit our ability to pursue business opportunities. We can give no assurances that with changes to laws and regulations, our businesses can continue to be conducted in each jurisdiction in the manner as we have in the past.
Our insurance subsidiaries are subject to regulation by state and, in some cases, foreign insurance authorities with respect to statutory capital, reserve and other requirements. The laws of the various states in which our insurance businesses operate establish insurance departments and other regulatory agencies with broad powers to preclude or temporarily suspend our insurance subsidiaries from carrying on some or all of their activities or otherwise fine or penalize them in any jurisdiction in which they operate. Such regulation or compliance could reduce our insurance businesses’ profitability or limit their growth by increasing the costs of compliance, limiting or restricting the products or services they sell, or the methods by which they sell their services and products, or subjecting their business to the possibility of regulatory actions or proceedings. Due to the highly regulated nature of the residential mortgage industry, our mortgage subsidiaries are required to comply with a wide array of federal, state and local laws and regulations that regulate, among other things, disclosures we must provide, the manner in which we conduct our mortgage business and the fees we may charge. These regulations directly impact our business and require constant compliance, monitoring and internal and external audits. There continue to be changes in, and new, state and federal laws and regulations that could increase costs and operational complexity of our mortgage businesses and impose significant penalties for violation.  A failure to comply with any of these existing or new laws or regulations could subject our mortgage businesses to lawsuits or governmental actions, which could result in the loss or suspension of our licenses in the applicable jurisdictions where such violations occur and/or monetary fines or changes in our mortgage operations.  Any of these outcomes could materially and adversely affect our mortgage businesses. New rules governing the content and timing of mortgage loan disclosures to borrowers, commonly known as TILA-RESPA Integrated Disclosures (“TRID”), issued by the Consumer Financial Protection Bureau (“CFPB”) became effective on October 3, 2015. While we believe our mortgage subsidiaries have taken steps to effectively implement TRID, the complexities and inter-related nature of the TRID rules could result in delays in loan closings and therefore lower loan volumes in our mortgage origination business until any implementation issues are resolved.
Changes to consumer protection laws or changes in their interpretation may impede collection efforts in connection with our investments in non-performing residential mortgage loans securing single family properties (“NPL”), delaying and/or reducing our returns on these investments. The CFPB has specifically focused on servicing and foreclosure practices, especially as it relates to the servicing of delinquent loans. Many of these laws and regulations are focused on sub-prime borrowers and are intended to curtail or prohibit some industry standard practices. While we believe that our practices are in compliance with these changes and enhanced regulations, certain of our collections methods could be prohibited in the future, forcing us to revise our practices and implement more costly or less effective policies and procedures. Federal or state bankruptcy or debtor relief laws could offer additional protection to borrowers seeking bankruptcy protection, providing a court greater leeway to reduce or discharge amounts owed to us. As a result, some of these changes in laws and regulations could impact our expected returns and/or ability to recover some of our investment.
Tiptree Asset Management Company, LLC is an asset management holding company registered with the SEC as an investment advisor and is subject to various federal and state laws and regulations and rules of various securities regulators and exchanges. These laws and regulations primarily are intended to protect clients and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with such laws and regulations. Possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in business for specific periods, the revocation of the registration as an investment adviser, censures and fines.
The final rules implementing the credit risk retention requirements of the Dodd-Frank Act become effective beginning on December 24, 2016 with respect to CLOs (the “Risk Retention Rules”). The Risk Retention Rules generally require sponsors of asset-backed securities transactions or their affiliates to retain not less than 5% of the credit risk of the assets collateralizing asset-backed securities for the life of the vehicle. Historically, Tiptree has invested in the subordinated notes of CLOs managed by Telos, in some cases in amounts greater than 5%, but from time to time subsequently sold the subordinated notes to fund new vehicles that establish warehouse credit facilities in anticipation of launching new CLOs. After the effective date of the Risk Retention Rules, the new mandatory risk retention requirement for CLOs may result in us having to maintain our investment in CLOs that we manage at 5% of the outstanding certificates for the life of the securities, reducing the availability of capital that would otherwise be available for other uses. The Risk Retention Rules generally prohibit hedging the credit risk that is required to be retained. While the impact of the Risk Retention Rules on the loan securitization market and the leveraged loan market generally are uncertain, the Risk Retention Rules may impact our returns in the business, and thus our ability or desire to manage CLOs in the future. We are exploring multiple alternatives for compliance with the Risk Retention Rules.
While the CFPB does not have direct jurisdiction over insurance products, it is possible that regulatory actions taken by the CFPB may affect the sales practices related to these products and thereby potentially affect Fortegra’s business or the clients that it serves. In March 2015, the CFPB announced it is considering proposing rules under its unfair, deceptive and abusive acts and practices rulemaking authority relating to consumer installment loans, among other things. If and when implemented CFPB rules regarding consumer installment loans could adversely impact Fortegra’s volume of insurance products and services and cost structure. In addition, the CFPB’s enforcement actions and examinations have resulted in large refunds and civil penalties against financial institutions in connection with their marketing of payment protection and other products. Due to such regulatory actions, some lenders may reduce their sales and marketing of payment protection and other ancillary products, which may adversely affect Fortegra’s revenues.
The properties held by our Care subsidiary are regulated by state and federal laws regarding healthcare facilities. Luxury is subject to extensive regulation by federal, state and local governmental authorities, including the CFPB, the Federal Trade Commission and various state agencies that license, audit and conduct examinations.
Unlike competitors that are banks, our mortgage businesses are subject to state licensing and operational requirements that result in substantial compliance costs.
Because we are not a depository institution, we do not benefit from a federal exemption to state mortgage banking, loan servicing or debt collection licensing and regulatory requirements. Our mortgage businesses must comply with state licensing requirements and varying compliance requirements in each of the states (and the District of Columbia) in which they do business. Future regulatory changes may increase our costs through stricter licensing laws, disclosure laws or increased fees or may impose conditions to licensing that we or our personnel are unable to meet. In addition, our mortgage businesses are subject to periodic examinations by state regulators, which can result in refunds to borrowers of certain fees earned by our mortgage businesses, and we may be required to pay substantial penalties imposed by state regulators due to compliance errors. Future state legislation and changes in existing regulation may significantly increase our mortgage businesses’ compliance costs or reduce the amount of ancillary fees, including late fees that we may charge to borrowers. This could make our business cost-prohibitive in the affected state or states and could materially affect our business, financial condition and results of operations.
Our businesses are subject to risks related to litigation and regulatory actions.

Over the last several years, businesses in many areas of the financial services industry have been subject to increasing amounts of regulatory scrutiny. In addition, there has been an increase in litigation involving firms in the financial services industry and public companies generally, some of which have involved new types of legal claims, particularly in the insurance industry. We may be materially and adversely affected by judgments, settlements, fines, penalties, unanticipated costs or other effects of legal and administrative proceedings now pending or that may be instituted in the future, including from investigations by regulatory bodies or administrative agencies. An adverse outcome of any investigation by, or other inquiries from, any such bodies or agencies also could result in non-monetary penalties or sanctions, loss of licenses or approvals, changes in personnel, increased review and scrutiny of us by our clients, counterparties, regulatory authorities, potential litigants, the media and others, any of which could have a material adverse effect on us.
Failure to protect our clients’ confidential information and privacy could result in the loss of our reputation and customers, reduction in our profitability and subject us to fines, penalties and litigation and adversely affect our results of operations and financial condition.
We and our subsidiaries retain confidential information in our information systems, and we are subject to a variety of privacy regulations and confidentiality obligations. For example, some of the Company’s subsidiaries are subject to the privacy regulations of the Gramm-Leach-Bliley Act. We and certain of our subsidiaries also have contractual obligations to protect confidential information we obtain from third parties. These obligations generally require us, in accordance with applicable laws, to protect such information to the same extent that we protect our own confidential information. We have implemented physical, administrative and logical security systems with the intent of maintaining the physical security of our facilities and systems and protecting our clients’ and their customers’ confidential information and personally-identifiable information against unauthorized access through our information systems or by other electronic transmission or through misdirection, theft or loss of data. Despite such efforts, we may be subject to a breach of our security systems that results in unauthorized access to our facilities and/or the information we are trying to protect. Anyone who is able to circumvent our security measures and penetrate our information systems could access, view, misappropriate, alter or delete any information in the systems, including personally identifiable customer information and proprietary business information. In addition, most states require that customers be notified if a security breach results in the disclosure of personally-identifiable customer information. Any compromise of the security of our or our subsidiaries’ information systems that results in inappropriate disclosure of such information could result in, among other things, unfavorable publicity and damage to our and our subsidiaries’ reputation, governmental inquiry and oversight, difficulty in marketing our services, loss of clients, significant civil and criminal liability, litigation and the incurrence of significant technical, legal and other expenses, any of which may have a material adverse effect on our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information both included and incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about possible or assumed future events, including, among other things, acquisitions and dispositions, discussion and analysis of our future financial condition, results of operations, our strategic plans and objectives, statutory required reserves of our insurance subsidiaries, reduction in management fees paid to our specialty finance subsidiaries, cost management, occupancy and leasing rates and trends, liquidity and ability to refinance our subsidiaries’ indebtedness as it matures, anticipated capital expenditures (and access to capital) and other matters. When we use words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” or similar expressions, we intend to identify forward-looking statements.
The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. You should not place undue reliance on these forward-looking statements. The cautionary statements contained or incorporated by reference into this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that we may issue. A description of risks that could cause our results to vary appears under the caption “Risk Factors” in this prospectus. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We will not receive any of the cash proceeds from the sale of the Shares by any selling stockholder. All of the proceeds from any sales of the Shares will be received by the applicable selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you and is qualified in its entirety by the provisions of our articles of amendment and restatement, which we refer to as our “charter,” and bylaws, copies of which are filed with the SEC and incorporated by reference in this prospectus. See “Where You Can Find Additional Information.”
General
Our charter provides that we may issue up to 200,000,000 shares of Class A common stock, 50,000,000 shares of Class B common stock and 100,000,000 shares of preferred stock, each having a par value of $0.001 per share. As of November 30, 2016, 34,983,616 shares of our Class A common stock were issued and outstanding (including  6,596,000  shares of Class A common stock held by subsidiaries of the registrant), 8,049,029 shares of our Class B common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue, subject to certain restrictions. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.
Common Stock
All shares of our Class A common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. All shares of our Class B common stock have equal voting rights but no economic rights (including no right to receive dividends or other distributions upon our liquidation, dissolution or otherwise), and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our Class A common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our Class A common stock generally have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter described below. In the event of our liquidation, dissolution or winding up, each share of our Class A common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.
Subject to our charter restrictions on the voting of our stock and except with respect to any amendment to our charter (including any articles supplementary relating to any series of preferred stock) that relates solely to the terms of one or more outstanding classes or series (but not to all outstanding classes or series) of common stock (other than, in the case of shares of Class A common stock, the Class A common stock and, in the case of shares of Class B common stock, the Class B common stock) or preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to our charter (including any articles supplementary relating to any series of preferred stock) or pursuant to the Maryland General Corporation Law, each share of our Class A common stock entitles the holder to one vote and each share of our Class B common stock entitles the holder to the number of votes equal to the product of (x) the total number of common units of Operating Company held of record by such holder multiplied by (y) the Redemption Rate (as defined in the Operating Agreement of the Operating Company and which is currently 1 for 1), in each case on all matters submitted to a vote of stockholders, including the election of directors. Notwithstanding the foregoing, our bylaws provide that shares of our capital stock directly or indirectly owned by us shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by us in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. Holders of our Class A common stock and Class B common stock will vote together as a single class, subject to certain exceptions. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors.
The Operating Agreement also provides that holders of membership interests of the Operating Company, other than the Company, will have the right to cause Operating Company to redeem their membership interests for a number of shares of Class A Common Stock at the Redemption Rate. However, the Company, at its sole option and discretion, has the right to deliver to the redeeming holder a cash amount (or a combination of cash and shares) based on the market value of the Class A Common Stock on the date of redemption. Upon redemption of each membership interest, one share of Class B Common Stock held by the redeeming holder will be transferred to the Company for cancellation for no consideration.
In addition, we are currently permitting holders of TFP limited partnership units to exchange their units directly for shares of Class A common stock. However, we may discontinue exchanges at any time or from time to time or instead pay a cash amount based on the average daily trading volume for the ten days prior to the redemption date (or a combination of cash and Class A common stock) in lieu thereof.
Power to Reclassify Shares of Our Stock
Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.
Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to amend the charter from time to time without stockholder approval to increase or decrease the total number of authorized shares of our stock or the number of authorized shares of any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as additional shares of our existing Class A and Class B common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our Class A common stock or otherwise be in their best interests.
Action by Written Consent
Our charter provides that stockholders may take action without a meeting by unanimous written or electronic consent (except that any action required or permitted to be taken by the holders of Class B common stock, voting separately as a class, or, to the extent expressly permitted by the articles supplementary relating to one or more series of preferred stock, by the holders of such series of preferred stock, voting separately as a series, may be taken without a meeting by such class or series, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class or series entitled to vote thereon were present and voted).
Classified Board
Our charter provides that our board is classified, with respect to the terms for which directors severally hold office, into three classes. The directors elected at each annual meeting of the Company are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
On December 22, 2014, we elected to be subject to Section 3-804(c) of Title 3, Subtitle 8 (the “Election”) of the Maryland General Corporation Law (the “MGCL”). As a result of the Election, the board has the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the board, and any director elected by the board to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.
Ownership Restrictions
We are subject to applicable state insurance laws and regulations as a result of our ownership of regulated insurance companies. To satisfy the requirements of applicable state insurance regulators, our charter includes provisions restricting any person that, together with its affiliates, has beneficial ownership of 9.8% or more of our voting securities from voting in excess of 9.8% of our voting securities. Our charter specifically exempts from these restrictions any capital stock beneficially owned by TFP and its affiliates, or any other stockholder who acquires beneficial ownership of 9.8% or more of our capital stock that has been approved by the Pennsylvania Insurance Commissioner, the Superintendent of the New York Department of Financial Services and any other applicable state insurance commissioner.

Special Statutory Requirements for Certain Transactions
The summaries of the following statutes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable provisions of the Maryland General Corporation Law.
Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter under the Maryland Control Share Acquisition Act. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third; one-third or more but less than a majority; or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which such stockholder became an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.
An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.
Our bylaws contain a provision exempting from the control share statute any and all acquisitions by any person of our shares of stock. Our board of directors has also adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination statute, provided that the business combination is first approved by the board of directors. However, our board of directors may amend or eliminate this provision in our bylaws regarding the control share statute or amend or repeal this resolution regarding the business combination statute. If our board takes such action in the future, the control share and business combination statutes may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Exclusive Forum Bylaw
The Company’s bylaws contain a forum selection provision for the adjudication of certain disputes. The bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a duty owed by any director or officer or other employee of the Company to the Company or the stockholders of the Company, any action asserting a claim against the Company or any director, officer or employee of the Company arising pursuant to any provision of the Maryland General Corporation Law, the Company’s charter or the Company’s bylaws, or any action asserting a claim against the Company or any director or officer or employee of the Company that is governed by the internal affairs doctrine.

Transfer Agent and Registrar
The transfer agent and registrar for our shares of Class A common stock is Broadridge Financial Solutions, Inc.

SELLING STOCKHOLDERS
We are registering the 101,845 Shares covered by this prospectus in order to permit the selling stockholders to offer such shares for resale from time to time. The term “selling stockholder” includes pledgees, donees, transferees and other successors-in-interest who may acquire shares through a pledge, gift, partnership distribution or other non-sale-related transfer from the selling stockholders.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of the selling stockholders as of December 7, 2016 . We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. The table below assumes that all offered shares are sold. However, we do not know when or in what amounts any selling stockholder may offer its shares for sale under this prospectus, if at all.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the selling stockholder actually owns beneficially or of record;

•
all shares over which the selling stockholder has or shares voting or investment control (such as in the capacity as a general partner of an investment fund); and all shares the selling stockholder has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name of Selling Stockholder	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering	Percentage (%) of Shares of Class A Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to This Prospectus	Number of Shares of Class A Common Stock Beneficially Owned After Offering	Percentage (%) of Shares of Class A Common Stock Beneficially Owned After Offering(1)
Richard Blass	17,027	*	1,402	15,625	*
Hugh Miller	17,027	*	1,402	15,625	*
Lee Miller	17,027	*	1,402	15,625	*
Marc Miller	17,027	*	1,402	15,625	*
Reliance Investors LLC(2)	1,629,760	5.74%	67,260	1,562,500	5.5%
TFPLP Holdings I LLC(3)	4,894,506	17.24%	28,977	4,865,529	17.14%
* Less than 1%.
Notes:
(1) Percentages are based on 28,387,616 shares of Class A common stock. The Company had 34,983,616 shares of Class A common stock outstanding as of November 30, 2016. For purposes of this calculation, the voting power of Class A common stock excludes 6,596,000  shares held by the Company’s subsidiaries as of November 30, 2016.
(2) The shares beneficially owned by Reliance Investors LLC (“Reliance Investors”) may be deemed to be beneficially owned by Wexford Capital LP (“Wexford Capital”), which is the manager of Reliance Investors, Wexford GP LLC (“Wexford GP”), which is the General Partner of Wexford Capital, by Charles E. Davidson in his capacity as Chairman and managing member of Wexford Capital and by Joseph M. Jacobs in his capacity as President and managing member of Wexford Capital.  Each of Wexford Capital, Wexford GP, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares beneficially owned by Reliance Investors except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Reliance Investors.
(3) The number of Class A common stock beneficially owned prior to the offering includes 28,977 shares to be sold pursuant to this prospectus as well as 3,569,509 shares issuable in redemption of TFP partnership units owned by Holdings I and 1,296,020 shares issuable in redemption upon exercise of warrants to acquire TFP partnership units held by Holdings I.

Material Relationships Between the Company and the Selling Stockholders
Reliance Investors LLC, Richard Blass, Hugh Miller, Lee Miller and Marc Miller (collectively, the “Reliance Selling Stockholders”) received the Shares on August 11, 2016 as an annual earn-out consideration in connection with Tiptree’s acquisition of all of the outstanding equity interests of Reliance in accordance with that certain Securities Purchase Agreement, dated as of November 24, 2014 as amended by the First Amendment to the Securities Purchase Agreement, dated July 1, 2015 by and among the buyer group parties thereto and the seller parties thereto (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Tiptree agreed to register any shares granted to the Reliance Selling Stockholders as earn-out consideration. Wexford Capital, an affiliate of Reliance Investors LLC, has the right to appoint one director to the board of Reliance until July 1, 2018. Hugh Miller is President and Chief Executive Officer and a director of Reliance. Richard Blass is Executive Vice President and Chief Financial Officer and a director of Reliance. Lee Miller is Executive Vice President, Chief Credit Officer and Treasurer of Reliance. Marc Miller is Executive Vice President, General Counsel and Secretary of Reliance.

In addition, Michael Barnes, our Executive Chairman, is deemed to be in control of Holdings I.

Other than indicated above, the selling stockholders have not had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table above.

PLAN OF DISTRIBUTION
Shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their Shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to or through underwriters or agents;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	on the Nasdaq Capital Market or any other national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in options transactions; and

•	by any other legally available means.
In addition, any Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold by the selling stockholders under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Class A common stock in the course of hedging the positions they assume with a selling stockholder. The selling stockholders may also sell the Class A common stock short and redeliver the Shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares of Class A common stock hereunder against certain liabilities, including liabilities arising under the Securities Act.

In offering the Shares covered by this prospectus to be sold by the selling stockholders, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholders and their respective affiliates.
At the time a particular offer of Shares is made by a selling stockholder, if required, a prospectus supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.
Our Class A common stock is listed on the NASDAQ Capital Market under the symbol “TIPT.”
We will pay all expenses of the registration of the shares of Class A common stock covered by this prospectus.

LEGAL MATTERS
The validity of the shares of Class A common stock offered by this prospectus has been passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS
The consolidated financial statements of Tiptree Financial Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the two-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report dated March 15, 2016, on the consolidated financial statements refers to Tiptree Financial Inc.’s adoption of ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis.

The audit report dated March 15, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, expresses an opinion that Tiptree Financial Inc. did not maintain effective internal control over financial reporting as of December 31, 2015 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to ineffective process level controls over financial statement accounts at the Care Investment Trust LLC managed properties (“Care Managed Properties”) and Luxury Mortgage Corp. and Subsidiary (“Luxury”); insufficient knowledgeable resources with responsibilities for processes and internal controls over financial reporting at its Care Managed Properties and Luxury; inadequate monitoring activities over the Care Managed Properties and Luxury; and ineffective management review controls over income taxes, business combinations and the consolidated statement of cash flows have been identified and included in management’s assessment.

The audit report dated March 15, 2016, on the effectiveness of internal control over financial reporting as of December 31, 2015, also contains an explanatory paragraph that states Tiptree Financial Inc. acquired certain Care real estate properties and Reliance First Capital, LLC (“Reliance”) during 2015, and management excluded from its assessment of the effectiveness of Tiptree Financial Inc.’s internal control over financial reporting as of December 31, 2015, certain Care real estate properties and Reliance’s internal control over financial reporting associated with total assets of $28.5 million and $72.7 million, respectively and total revenues of $8.8 million and $22.9 million, respectively.

The consolidated financial statements of Fortegra Financial Corp. and subsidiaries as of and for the year ended December 31, 2013 are filed herewith in this Registration Statement as Exhibit 99.2 and have been audited by RSM US LLP (formerly McGladrey LLP), independent auditor, as stated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Fortegra Financial Corp. and subsidiaries as of and for the years ended December 31, 2012 and 2011 are filed herewith in this Registration Statement as Exhibit 99.2 and have been audited by Johnson Lambert LLP, independent registered public accounting firm as stated in their reports appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document. We hereby incorporate by reference the following documents:

•	Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed by the Company with the SEC on November 8, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on November 8, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on September 14, 2016;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed by the Company with the SEC on August 5, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on August 5, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on June 24, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on June 23, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on June 6, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on May 13, 2016;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed by the Company with the SEC on May 10, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on May 10, 2016;

•
Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2016 (File No. 001-33549), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on March 16, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on January 14, 2016;

•	Current Report on Form 8-K filed by the Company with the SEC on January 7, 2016; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed by the Company with the SEC on March 15, 2016.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information incorporated by reference herein but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing to us at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, New York 10017, Attn: Secretary, or by calling our corporate number at (212) 446-1400.

TIPTREE FINANCIAL INC.

101,845 shares of
Class A Common Stock

PROSPECTUS
, 2016

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$76
Accounting fees and expenses	50,000
Legal fees and expenses	50,000
Printing and mailing expenses	10,000
Other	919
Total	$110,995
Item 15. Indemnification of Directors and Officers.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
Our charter also requires the Company, to the maximum extent permitted by Maryland law, to indemnify and hold harmless any present or former director or officer of the Company (or a predecessor of the Company) or any individual who, while a director or officer of the Company and at the request of the Company (or its predecessor), serves as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, from and against any expenses, liability and loss (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such individual in connection with any proceeding in which the individual is named, or threatened to be named, a party in any such capacity. The Company may also be obligated to pay or reimburse such individual’s expenses in advance of the final disposition of any proceeding.
Our bylaws require the Company, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding, to (i) any present or former director or officer of the Company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director and at the request of the Company, serves or served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Upon approval of the Company’s board of directors, the Company may indemnify and advance expenses to a person who served a predecessor of the Company in any of the foregoing capacities and to any employee or agent of the Company (or its predecessors).
We also maintain directors’ and officers’ liability insurance, which provides coverage to our directors and officers for certain liabilities.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of an issue, claim or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits.
The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description

3.1
Fourth Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0001-33549), filed on July 2, 2013 and herein incorporated by reference).

3.2
Third Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on May 14, 2014 and herein incorporated by reference).

3.3
Articles Supplementary of the Registrant, dated December 29, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on December 29, 2014 and herein incorporated by reference).

4.1
Form of Certificate of Class A Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-54474), filed on July 2, 2013 and herein incorporated by reference).

5.1	Opinion of Venable LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of RSM US LLP*

23.3	Consent of Johnson Lambert LLP*

23.4	Consent of Venable LLP (included in Exhibit 5.1)*

99.1
Unaudited consolidated balance sheet of Fortegra as of September 30, 2014 and the related unaudited consolidated statements of income, unaudited consolidated statements of comprehensive income and unaudited consolidated statements of cash flows for the nine months ended September 30, 2014 and 2013, the unaudited consolidated statement of stockholders’ equity for the nine months ended September 30, 2014 and the notes to the unaudited consolidated financial statements.*

99.2	Audited consolidated financial statements of Fortegra for the years ended December 31, 2013, 2012 and 2011.*

99.3	Unaudited pro forma combined financial statements and the notes related thereto.*
* Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(i) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 7, 2016 .
TIPTREE FINANCIAL INC.

By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

____*_______________ Michael G. Barnes	Executive Chairman and Director (Principal Executive Officer)	December 7, 2016

/s/ Jonathan Ilany______ Jonathan Ilany	Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2016

____*_______________ Sandra Bell	Chief Financial Officer (Principal Financial Officer)	December 7, 2016

____*_______________ Timothy Schott	Principal Accounting Officer (Principal Accounting Officer)	December 7, 2016

____*_______________ Paul Friedman	Director	December 7, 2016

____*_______________ Lesley Goldwasser	Director	December 7, 2016

____*_______________ John E. Mack	Director	December 7, 2016

____*_______________ Bradley E. Smith	Director	December 7, 2016
* Pursuant to Power of Attorney filed with the Registration Statement on Form S-3 (File No. 333-214394) filed with the SEC on November 2, 2016.

By:      /s/ Jonathan Ilany
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

3.1
Fourth Articles of Amendment and Restatement of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 0001-33549), filed on July 2, 2013 and herein incorporated by reference).

3.2
Third Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on May 14, 2014 and herein incorporated by reference).

3.3
Articles Supplementary of the Registrant, dated December 29, 2014 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-33549), filed on December 29, 2014 and herein incorporated by reference).

4.1
Form of Certificate of Class A Common Stock (previously filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A (File No. 000-54474), filed on July 2, 2013 and herein incorporated by reference).

5.1	Opinion of Venable LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of RSM US LLP*

23.3	Consent of Johnson Lambert LLP*

23.4	Consent of Venable LLP (included in Exhibit 5.1)*

99.1
Unaudited consolidated balance sheet of Fortegra as of September 30, 2014 and the related unaudited consolidated statements of income, unaudited consolidated statements of comprehensive income and unaudited consolidated statements of cash flows for the nine months ended September 30, 2014 and 2013, the unaudited consolidated statement of stockholders’ equity for the nine months ended September 30, 2014 and the notes to the unaudited consolidated financial statements.*

99.2	Audited consolidated financial statements of Fortegra for the years ended December 31, 2013, 2012 and 2011.*

99.3	Unaudited pro forma combined financial statements and the notes related thereto.*

* Filed herewith.